Exhibit 10.47A

FIRST AMENDMENT TO PRE-EXPORT CREDIT AGREEMENT, dated as of October 9,
2015 (this “First Amendment”), among (i) CHS Agronegocio Industria e Comercio Ltda, as borrower (the “Borrower”), under the Pre-Export Credit Agreement, dated as of September 24, 2013 (the “Pre-Export Credit Agreement”), among the Borrower, the Guarantor (as defined below), the lenders party thereto (the “Syndication Parties”), and Crédit Agricole Corporate and Investment Bank, as administrative agent for the Syndication Parties (in such capacity, the “Administrative Agent”), (ii) CHS Inc., as guarantor (the “Guarantor” and together with the Borrower, the “Obligors”), (iii) the lenders party hereto and (vi) the Administrative Agent.

Recitals:

WHEREAS, the Borrower has requested that the Administrative Agent and the Syndication Parties amend certain terms of the Pre-Export Credit Agreement, which the Administrative Agent and the Required Lenders party hereto are willing to do under the terms and conditions as set forth in this First Amendment to Pre-Export Credit Agreement (“First Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Defined Terms. Unless otherwise defined herein, terms defined in the Pre-Export Credit Agreement are used herein as therein defined.

2.	Amendments to Article 1. DEFINITIONS

2.1The definition for “Adjusted Consolidated Equity” is hereby deleted in its entirety from Article 1.

2.2The definition for “Change of Control” is hereby modified by replacing clause (C) thereof in its entirety with the following:

“(C) a Person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) of Persons (other than the Borrower or any Subsidiary of the Borrower) shall become the owner of record or beneficial owner (as such term is defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of any Equity Interests in the Guarantor, other than non-voting and non-convertible preferred stock issued by the Guarantor, or”

2.3The definition for “Funded Debt” is hereby modified by deleting it in its entirety and inserting the following in place thereof:

“Funded Debt: means with respect to any Person, all Debt which would, in accordance with GAAP, be required to be classified as a long term liability on the books of such Person, and shall include, without limitation (a) any Debt which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from the date of creation thereof, (b) any Debt outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) which would, in accordance with GAAP, be required to be classified as a long term liability of such Person, (c) any Capitalized Lease Obligation of such Person and all obligations to reimburse the Letter of Credit Bank or any Syndication Party or any letter of credit issuer or other credit provider (or related risk- participating lender) with respect to all Letters of Credit or other letters of credit which support long-term debt, with expiration dates in excess of one-year from the date of issuance thereof, and (d) any Guarantee of such Person with respect to Funded Debt of another Person.

For the avoidance of doubt, (w) any borrowings under a revolving credit or similar agreement where such borrowings are not used for working capital purposes would be classified as Funded Debt, (x) borrowings under a revolving credit or similar agreement where such borrowings are outstanding for less than one year and which are used for working capital purposes would not be classified as Funded Debt, (y) borrowings used for working capital purposes outstanding for one year or longer would be classified as Funded Debt and (z) current maturities of long-term debt would be classified as Funded Debt.”

2.4The definition for “Priority Debt” is hereby modified by deleting it in its entirety and inserting the following in place thereof:

“Priority Debt: means, at any time, without duplication, the sum of (a) all then outstanding Debt of Guarantor or any Consolidated Subsidiary of Guarantor secured by any Lien on any property of Guarantor or any Consolidated Subsidiary of Guarantor (other than Debt secured only by Liens permitted under Section 12.3(a) through (l)), plus
(a)all Funded Debt of the Consolidated Subsidiaries of Guarantor, plus (c) all Debt (other than Funded Debt) of the Consolidated Subsidiaries of Guarantor in the aggregate in excess of (i) for the period commencing August 31, 2015 through and including August 31, 2016, an amount equal to eleven percent (11%) of Consolidated Net Worth in the aggregate and (ii) at any time on and after September 1, 2016, an amount equal to eight percent (8%) of Consolidated Net Worth in the aggregate, in each case under clauses (i) and (ii) determined as of the last day of Borrower’s most recently ended fiscal year for which financial statements have been provided pursuant to Section 11.2.1; provided that any CHS Capital Debt in an aggregate amount not to exceed
$1,000,000,000 secured only by any Lien on any CHS Capital Loan Asset will not be deemed to constitute Priority Debt. ”

3.	Amendments to Article 11. AFFIRMATIVE COVENANTS

3.1Section 11.2.1 is hereby modified by deleting it in its entirety and inserting the following in place thereof:

“11.2.1    Annual Financial Statements. As soon as available, but in no event later than one hundred and thirty (130) days after the end of any Fiscal Year of each Obligor occurring during the term hereof one copy of the audit report for such year and accompanying consolidated financial statements (including all footnotes thereto), including a consolidated balance sheet, a consolidated statement of earnings, a consolidated statement of capital, and a consolidated statement of cash flow for such Obligor and its Subsidiaries, showing in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in conformance with GAAP consistently applied and certified without qualification by PricewaterhouseCoopers, or other independent public accountants of nationally recognized standing selected by the Obligor and satisfactory to the Administrative Agent. Delivery to the Administrative Agent within the time period specified above of copies of Guarantor’s Annual Report on Form 10-K as prepared and filed in accordance with the requirements of the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Subsection 11.2.1 with respect to the Guarantor if accompanied by the required unqualified accountant’s certification. Such annual financial statements or Form 10-Ks required pursuant to this Subsection 11.2.1 shall be accompanied by a Compliance Certificate signed by the relevant Obligor’s Chief Financial Officer or other officer of such Obligor acceptable to the Administrative Agent. The Obligors shall be deemed to have complied with this Section 11.2 if such financial statements are delivered to the Administrative Agent by electronic transmission, or in the case of the Form 10-K, such Form 10-K is available on the EDGAR system, and an electronic copy of the signed Compliance Certificate is delivered to the Administrative Agent.”

3.2Section 11.2.2 is hereby modified by deleting it in its entirety and inserting the following in place thereof:

“11.2.2    Quarterly Financial Statements. As soon as available but in no event more than fifty-five (55) days after the end of each Fiscal Quarter (except the last Fiscal Quarter of such Obligor’s Fiscal Year) the following financial statements or other information concerning the operations of each Obligor and its respective Subsidiaries for such Fiscal Quarter, the Fiscal Year to date, and for the corresponding periods of the preceding Fiscal Year, all prepared in accordance with GAAP consistently applied: (a) a consolidated balance sheet, (b) a consolidated summary of earnings, (c) a consolidated statement of cash flows, and (d) such other statements as the Administrative Agent may reasonably request. Delivery to the Administrative Agent within the time period specified above of copies of Guarantor’s Quarterly Report on Form 10-Q as prepared and filed in accordance with the requirements of the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Subsection 11.2.2 with respect to the Guarantor other than clause (d) hereof. Such quarterly financial statements or Form 10- Qs required pursuant to this Subsection 11.2.2 shall be accompanied by a Compliance Certificate signed by the relevant Obligor’s Chief Financial Officer or other officer of such Obligor acceptable to the Administrative Agent (subject to normal year end adjustments). The Obligors shall be deemed to have complied with this Section 11.2 if such financial statements are delivered to the Administrative Agent by electronic transmission, or in the case of the Form 10-Q, such Form 10-Q is available on the EDGAR system, and an electronic copy of the signed Compliance Certificate is delivered to the Administrative Agent.”

3.3Section 11.3 is hereby modified by deleting it in its entirety and inserting the following in place thereof:

“11.3 Maintenance of Existence and Qualification. Each Obligor shall, and shall cause each of its Subsidiaries to, maintain its corporate existence in good standing under the laws of its state of organization; provided any Subsidiary of any Obligor shall be permitted to dissolve, merge, consolidate with any entity, convey, transfer, or lease all or substantially all of its assets to the extent otherwise permitted under this Agreement, so long as such event could not reasonably be expected to result in a Material Adverse Effect. Each Obligor shall, and shall cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business, operations and properties except where the failure to so qualify has not and could not reasonably be expected to result in a Material Adverse Effect.”

3.4Section 11.14 is hereby modified by deleting it in its entirety and inserting the following in place thereof:

“11.14    Financial Covenants. Guarantor shall maintain the following financial covenants:

“11.14.1    Minimum Consolidated Net Worth. Guarantor shall have as of the end of each Fiscal Quarter, a Consolidated Net Worth equal to or greater than $3,500,000,000.

“11.14.2    Consolidated Funded Debt to Consolidated Cash Flow. Guarantor shall have as of the end of each Fiscal Quarter, a ratio of Consolidated Funded Debt divided by Consolidated Cash Flow, as measured on the previous consecutive four Fiscal Quarters, of no greater than 3.50 to 1.00.

“11.14.3    Adjusted Consolidated Funded Debt to Consolidated Net Worth. Guarantor shall not permit the ratio of Adjusted Consolidated Funded Debt to Consolidated Net Worth to exceed .80 to 1.00, as measured at the end of each Fiscal Quarter.”

4.	Amendments to Article 12. NEGATIVE COVENANTS

4.1Section 12.1 is hereby modified by deleting the following “at the time of such creation, issuance, incurrence or assumption”.

4.2Section 12.4 is hereby modified by deleting it in its entirety and inserting the following in place thereof:

“12.4 Sale of Assets. Guarantor shall not (nor shall it permit any of its Consolidated Subsidiaries (including the Borrower) to) sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any material part of its now owned or hereafter acquired assets during any twelve (12) month period commencing September 1, 2014 and each September 1 thereafter, except: (a) the sale of inventory, equipment and fixtures disposed of in the ordinary course of business, (b) the sale or other disposition of assets no longer necessary or useful for the conduct of its business, leases or sales of assets of Guarantor or any Subsidiary of Guarantor to any joint venture entity, of which Guarantor or any Subsidiary of Guarantor holds an ownership interest and shares in the earnings; provided, that the terms of any such lease or sale and the division of the joint venture’s earnings, when viewed as a whole, can be reasonably expected to generate the same or greater book earnings and cash flow for Guarantor or such Subsidiary of Guarantor as would be generated absent such lease or sale, and (d) the sale by CHS Capital of loans and commitments originated by it in the ordinary course of business. For purposes of this Section 12.4, “material part” shall mean ten percent (10%) or more of the lesser of the book value or the market value of the assets of Guarantor or such Consolidated Subsidiary as shown on the balance sheets thereof as of the August 31 immediately preceding each such twelve (12) month measurement period.”

4.3Section 12.5 is hereby modified by deleting it in its entirety and inserting the following in place thereof:

“12.5 Liabilities of Others. Guarantor shall not (nor shall it permit any of its Consolidated Subsidiaries (including the Borrower) to) assume, Guaranty, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any Person, except: (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Guarantor’s business or business of any Consolidated Subsidiary thereof; (b) guarantees made from time to time, whether in existence on the Closing Date or made subsequent thereto, among Guarantor and its Consolidated Subsidiaries; provided, that guarantees of obligations of CHS Capital by Guarantor and its Consolidated Subsidiaries (other than CHS Capital) shall not exceed in the aggregate (x) $1,000,000,000.00 minus (y) the amount of loans or advances by Guarantor and such Consolidated Subsidiaries to CHS Capital under Section 12.6(c) and Investments by Guarantor and such Consolidated Subsidiaries in CHS Capital under Section 12.8(g); and (c) guarantees made from time to time (including, for the avoidance of doubt, guarantees of producer loans and guarantees of loans to member cooperatives), whether in existence on the Closing Date or made subsequent thereto, by Guarantor and its Consolidated Subsidiaries in the ordinary course of their respective businesses with respect to the liabilities and obligations of other Persons (other than CHS Capital), provided, however, that the aggregate amount of all indebtedness guaranteed under this clause (c) shall not exceed $1,000,000,000.00 in the aggregate, or U.S.$100,000,000 in the case of indebtedness guaranteed by the Borrower.”

4.4Section 12.6(c)(x) is hereby modified by deleting “$500,000,000” and replacing it with “U.S.$1,000,000,000.”

4.5	Amendments of Section 12.9.

a.Section 12.9(g)(x) is hereby modified by deleting “U.S.$500,000,000” and replacing it with “U.S.$1,000,000,000.”

b.Section 12.9(i) is hereby modified by deleting “Ag States Agency, LLC”, replacing it with “CHS Insurance Services, LLC”

c.Section 12.9(j) is hereby modified by deleting “; and” at the end thereof, and replacing it with “(for the avoidance of doubt, without regard to any limit on the amount of intangible assets included in other provisions of this Credit Agreement);”

d.Section 12.9(k) is hereby modified by deleting the period at the end thereof, and replacing it with “; and”

e.Section 12.9 is hereby modified to insert the following new clause (l) at the end thereof:

“Investment in CF Industries Nitrogen LLC in an amount not to exceed U.S.$2,800,000,000.”

5.	Amendments to Article 14. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

5.1Section 14.1(d) is hereby modified by deleting “U.S.$25,000,000” and replacing it with “U.S.$100,000,000.”

6.Representations and Warranties. Each of the Obligors represents and warrants to the Administrative Agent and the Syndication Parties that:

6.1Each Obligor has taken all corporate action necessary to execute, deliver and perform its obligations under this First Amendment. All consents or approvals of any Person which are necessary for, or are required as a condition of each Obligor’s execution, delivery and performance of or admissibility into evidence of this First Amendment, have been obtained.

6.2This First Amendment is, or when executed and delivered, will be, the legal, valid and binding obligation of each Obligor, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, recuperação judicial, recuperação extrajudicial, falência or similar laws affecting creditors’ rights generally and by general principles of equity.

6.3As of the date hereof, and after giving effect to this First Amendment, no Acceleration Event will have occurred and be continuing.

7.Conditions to Effectiveness of this First Amendment. This First Amendment shall become effective on the date hereof (the “Effective Date”), subject to satisfaction of each of the following conditions on or prior to such date in a manner satisfactory to the Administrative Agent and the Required Lenders party hereto:

7.1Delivery of Executed Loan Documents. The Obligors and the Required Lenders shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, this First Amendment, duly executed.
7.2Payment of Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available funds all fees and expenses presently due under the Pre-Export Credit Agreement (as amended by this First Amendment).

7.3Default. As of the date hereof, no Acceleration Event shall have occurred and be continuing.

7.4Representations and Warranties. Each of the representations and warranties of each Obligor set out in the Pre-Export Credit Agreement and in each of the other Loan Documents shall be (i) if such representation and warranty is qualified as to materiality or by reference to the existence of a Material Adverse Effect, true and correct to the extent of such qualification as of the date hereof, as if made on and as of such date, or (ii) if such representation and warranty is not so qualified, true and correct in all material respects as of the date hereof, as if made on and as of such date.

8.	General Provisions.

8.1No Other Modifications. The Pre-Export Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

8.2Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the Obligors, the Administrative Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

8.3Severability. Should any provision of this First Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this First Amendment and all remaining provision of this First Amendment shall be fully enforceable.

8.4Governing Law. This First Amendment shall be governed by, and construed in accordance with, the law of the State of New York, without regard to its conflicts of laws principles. Each of the undersigned hereto agrees that any dispute relating to this First Amendment shall be determined in accordance with Section 16.2 of the Pre-Export Credit Agreement and the provisions of said Section 16.2 of the Pre-Export Credit Agreement are incorporated into this First Amendment, mutatis mutandis, as if the provisions were fully set forth herein.

8.5Headings. The captions or headings in this First Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this First Amendment.

8.6Counterparts. This First Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe ® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this First Amendment by telefax, facsimile, or e-mail transmission of an Adobe ® file format document also shall deliver an original executed counterpart of this First Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

8.7No Waiver; Status of Loan Documents. This First Amendment shall not constitute an amendment, supplement, or waiver of any provision of the Pre-Export Credit Agreement not expressly referred to herein and shall not be construed as an amendment, supplement, waiver or consent to any action on the part of any party hereto that would require an amendment, supplement, waiver or consent of the Syndication Parties except as expressly stated herein. Except as expressly amended, supplemented, or waived hereby, the provisions of the Pre-Export Credit Agreement are and shall remain in full force and effect. No failure or delay on the part of any Syndication Party in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this First Amendment and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available at equity or law. The parties hereto hereby agree that this First Amendment constitutes a Loan Document.

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[Signature Page to First Amendment]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written

BORROWER:

CHS AGRONEGOCIO INDUSTRIA E
COMERCIO LTDA., a Brazilian company

By:________________________
Name:
Title:

GUARANTOR:

CHS INC., a cooperative corporation formed under the laws of the State of Minnesota

By:________________________
Name:
Title:

ADMINISTRATIVE AGENT:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:________________________
Name:
Title:

RABOBANK CURAÇAO N.V.

By:________________________
Name:
Title:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:________________________
Name:
Title:

BANK OF AMERICA, N.A.

By:________________________
Name:
Title:

THE BANK OF NOVA SCOTIA

By:________________________
Name:
Title:

HSBC BANK USA, N.A.

By:________________________
Name:
Title:

NATIXIS, NEW YORK BRANCH

By:________________________
Name:
Title:

ABN AMRO BANK N.V.

By:________________________
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:________________________
Name:
Title:

MIZUHO BANK (USA)

By:________________________
Name:
Title:

STANDARD CHARTERED BANK

By:________________________
Name:
Title:

BANCO SUMITOMO MITSUI BRASILEIRO S.A - CAYMAN BRANCH

By:________________________
Name:
Title:

WELLS FARGO BANK, N.A.

By:________________________
Name:
Title:

BNP PARIBAS

By:________________________
Name:
Title:

ING BANK N.V.

By:________________________
Name:
Title: